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                                                        Exhibit 10.10(c)

                                  AMENDMENT TO
                           MASTER NATURAL GAS LIQUIDS
                               PURCHASE AGREEMENT

     This Amendment to Master Natural Gas Liquids Purchase Agreement is executed this 27th day of November, 2000, to be effective as of the Effective Date provided herein, by and between CHEVRON U.S.A. INC. ("Chevron") and DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP ("Dynegy"), formerly known as Warren Petroleum Company, Limited Partnership.

     WHEREAS, Chevron and Dynegy entered into that certain Master Natural Gas Liquids Purchase Agreement, effective as of September 1, 1996, as previously amended (the "NGL Agreement"), pursuant to which Chevron agreed to sell certain NGLs to Dynegy and Dynegy agreed to purchase such NGLs from Chevron; and

     WHEREAS, by Amendment to Natural Gas Liquids Purchase Agreement dated September 12, 2000 (the "September Amendment"), Chevron and Dynegy amended certain portions of the NGL Agreement.

     WHEREAS, in Section 4 of the September Amendment, Dynegy and Chevron agreed that the Temporary Revision to Exhibit "B" (product pricing provisions) would be effective through November 30, 2000;

     WHEREAS, Chevron and Dynegy now desire to extend the effectiveness of the Temporary Revision to Exhibit "B."

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, Dynegy and Chevron agree as follows:

     1. For the purpose of this Amendment, capitalized terms used but not defined herein shall have the same meaning as set forth in the NGL Agreement and/or the September Amendment.

     2. Section 3 of the September Amendment is hereby deleted and replaced in its entirety with the following:

               3. For the period from September 1, 2000, through March 31, 2002 (the "Temporary Period"), Exhibit "F" to the NGL Agreement is hereby deleted in its entirety and replaced with the Temporary Revision to Exhibit "F" which is attached hereto and made a part hereof.

     3. Section 4 of the September Amendment is hereby deleted and replaced in its entirety with the following:
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               4.   It is understood and agreed that during the Temporary Period the provisions of Section 5.5 of the NGL Agreement, providing for the annual renegotiation of the pricing/basis differentials, are hereby suspended. Upon expiration of the Temporary Period, the provisions of
          Section 5.5 of the NGL Agreement shall thereafter apply, except that
          (a) the Parties hereby acknowledge that timely notice requesting a renegotiation which would otherwise be required to be made at least ninety (90) Days prior to September 1, 2001, is deemed to have already been given and no further notice will be required, (b) the effective date of any change to such basis differentials as a result of such renegotiations, whether determined by mutual agreement or otherwise, shall be April 1, 2002, and (c) nothing in this provision is intended to change the notice requirements or effective date of any subsequent annual renegotiation.

     4. Except as specifically set forth herein, the NGL Agreement remains in full force and effect according to its terms.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives.


DYNEGY MIDSTREAM SERVICES,                CHEVRON U.S.A. INC.
       LIMITED PARTNERSHIP
By:    Dynegy Midstream G.P., Inc.,
       General Partner

By: /s/ Ron M. Logan                      By: /s/ R.C. NEFF
   -----------------------------------       -----------------------------------

Printed Name:  Ron M. Logan               Printed Name: R.C. NEFF
             -------------------------                 -------------------------

Title: VICE PRESIDENT                     Title: Manager, Midstream
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